Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement on Amendment No. 9 to Form F-1 of our report dated June 26, 2023, with respect to our audit of consolidated financial statements of FBS Global Limited and its subsidiaries as of December 31, 2022 and for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

March 21, 2024